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                                                                    EXHIBIT 10.3


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                                 PROMISSORY NOTE
                                 ---------------

$3,000,000                                                         July 18, 2007

         FOR VALUE RECEIVED, RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (hereinafter referred to as the "BORROWER"), hereby promises to pay to the order of CANVASBACK COMPANY LIMITED, an Anguilla company, (hereinafter referred to as the "LENDER"), at his/her/its principal address located at Hannah Waiver House, The Valley, Anguilla BWI, or such other place or places as the Lender may hereafter direct from time to time, in lawful money of the United States and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000), or such other or greater amount as may be outstanding, plus all accrued unpaid interest. This Promissory Note (hereinafter referred to as the "NOTE") shall accrue simple interest at the rate of twelve percent (12%) per annum, calculated on the basis of a 365-day year from the date of this Note. All accrued unpaid interest outstanding under this Note as of July 18, 2008 shall be paid by Borrower to Lender no later then July 31, 2008. The aggregate amount of all principal and all accrued, unpaid interest shall be due and payable on July 17, 2009 (hereinafter referred to as the "MATURITY DATE"). This Note shall be secured by Borrower but shall be non-recourse as to any shareholder, officer, director, employee, agent or representative of Borrower.

1. REVOLVING LINE OF CREDIT AGREEMENT. This Note is issued pursuant to that certain Revolving Line of Credit Agreement, dated as of July 18, 2007, by and between Borrower and the Lender (the "CREDIT AGREEMENT"), and is subject to the provisions thereof. If any dispute arises between the terms of the Credit Agreement and the terms of this Note, the terms of the Credit Agreement shall prevail. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note, by a Schedule attached to this Note, or by the Lender's internal records, including computer printouts.

2. PREPAYMENT. Borrower shall have the right to prepay the principal amount of this Note, in whole or in part, at any time and from time to time, prior to the Maturity Date, without penalty, during the term of this Note, provided that at the time of such prepayment, Borrower shall also pay to Lender all unpaid interest accrued on the principal amount of this Note through the date of prepayment.


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3. SECURITY AGREEMENT. This Note is secured by a security interest in all of
Borrower's assets, which security interest was granted by Borrower to the original holder of the Note pursuant to the terms of a certain security agreement of even date hereof (the "SECURITY AGREEMENT").

4. TRANSFERS. This Note may be transferred only in compliance with the Credit Agreement and with applicable federal and state securities laws, and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Lender agrees to provide a form W-9 to Borrower on request.

5. WAIVER. No waiver of any provision of this Note shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Note shall inure to the benefit of the Lender, his heirs, executors, successors and permitted assigns, PROVIDED, however, that this Note shall not be assignable to any party by contract or by operation of law without the prior written consent of Borrower. The obligations of Borrower arising hereunder shall become the obligations of any successor in interest or assignee thereof, whether by contract or by operation of law.

6. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Note, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.


BORROWER:

RECLAMATION CONSULTING                         ATTEST:
 AND APPLICATIONS, INC.

     By: /s/ Gordon Davies                   By:   /s/ Mike Davies
         Gordon Davies                               Mr. Mike Davies
         President                                   Secretary


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